NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of …., (this “Agreement”) is entered into by and among Favo Capital, Inc., a Nevada Incorporated Company (the

“Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

A.                 On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a secured promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.

B.                 Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      The Notes.

(a)    Issuance of Notes. At the Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally agrees to purchase a secured promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint.

(b)   Delivery. The sale and purchase of the Notes shall take place via one or more electronic exchanges of signature pages (each of which is referred to as a “Closing”), at such time as the Company and such Investor shall agree. The Company may sell and issue at one or more Closings Notes as may be approved by the Manager (defined below); provided that any such sale and issuance at any Closing shall be on the same terms and conditions as those contained herein. Any Closing shall be held at such place and time as the Company and the Investors may determine (the “Closing Date”). At any Closing, the Company will deliver to each of the Investors the respective Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Each of the Notes will be registered in such Investor’s name in the Company’s records.

(c)    Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes and for investments into syndication and direct funding of Merchant

Cash Advances (MCA), other business financings, loans, advances, secured real estate loans and other types of various funding opportunities, as determined by The Board of Directors - Favo Capital, Inc. the manager (the “Manager”) of the Company.

(d)   Due Diligence and Administration Fees. Each of the Investors acknowledges and agrees that the Manager of the Company will charge up to a maximum 5.0% due diligence fee on funding, including any proceeds from the Notes, and up to a maximum 5.0% administration fee on collections.

(e)    Payments. The Company will make all cash payments due under the Notes in immediately available funds by 11:00 a.m. Pacific time on the date such payment is due in the manner and at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address as a Investor or other registered holder of a Note may from time to time direct in writing.

2.      Representations and Warranties of the Company. The Company represents and warrants to each Investor that:

(a)    Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(b)   Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)    Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)   Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws ) (“Charter Documents”) or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or in the suspension, revocation, impairment, forfeiture,

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or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)    Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

(f)    No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any judgment, order, writ, or decree, or any material statute, rule or regulation applicable to such Person; or (ii) any mortgage or indenture, or any material agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g)   Litigation. Except as set forth in Item 2(g) of Schedule II hereto (the “Disclosure Schedule”), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company at law or in equity in any court or before any other governmental authority.

(h)   Title. The Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all its real properties and good title to its other assets and properties. Such assets and properties are subject to no Lien other than any Lien arising or permitted under the Transaction Documents.

(i)     Intellectual Property. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. Such intellectual property rights are subject to no Lien other than any Lien arising or permitted under the Transaction Documents.

3.      Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note as follows:

(a)    Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)   Securities Law Compliance. Such Investor has been advised that the Notes have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that,

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the Company is under no obligation to effect any such registration with respect to the Notes or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and explained in Schedule III hereto.

(c)                Company Disclosures. The Investor has had an opportunity to discuss, ask questions of, and receive answers from, the Company’s Manager concerning the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company's management. The Investor has had an opportunity to review the Company’s reports, as filed with OTC Markets, including the financial statements in such reports. The Investor acknowledges it has not requested that the Company deliver a private placement or similar memorandum that typically contains disclosures about the Company and its business as required under federal and state securities laws applicable to certain public and private offerings including, but not limited to, disclosures about material risks faced by the Company and its business that would customarily come under the heading "Risk Factors" or detailed and comparative financial disclosures summarizing the Company's results of operations, financial and accounting policies and liquidity that would customarily come under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(d)               General Solicitation. The Investor is not purchasing the Note as a result of any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Investor did not enter into any discussions or initiate any contacts (in each case, regarding the offer or sale of the Notes) as a result of any General Solicitation, nor did the Investor decide to enter into this Agreement as a result of any General Solicitation. As used herein, “General Solicitation” means any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(e)    No Public Market for the Notes. The Investor understands that no public market now exists for these Notes and the Company has no intention of creating a secondary market in the trading of the Notes, and therefore the Investor understands and agrees that it may not be able to liquidate any investment in the Notes.

(f)    Placement Agent’s Fees. No brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Investor or any of its affiliates.

(g)   Access to Information. Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for

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interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes.

4.      Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a)    Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)   Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)    Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d)   Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e)    Transaction Documents. The Company shall have duly executed and delivered to the Investors this Agreement and each Note issued hereunder.

(f)    Corporate Documents. The Company shall have delivered to the Investors each of the following: a Certificate of Organization of the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Nevada.

5.      Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)    Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)   Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

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(c)    Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d)   Purchase Price. Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b) hereof.

6.      Miscellaneous.

(a)    Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investors holding a Majority in Interest.

(b)   Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(c)    Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)   Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)    Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

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(f)    Assignment by the Company. The rights, interests or obligations hereunder may assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Majority in Interest.

(g)   Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)   Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 4300 N University Drive, Lauderhill, Florida, 33351 or at such other address or facsimile number as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i)     Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

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The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

Favo Capital, Inc.

a Nevada Incorporation

By: The Board of Directors – Favo Capital, Inc.

By: _________________________________

Signed: ____________________________________

INVESTOR:

By: ______________________________

Signed: _____________________________

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